Exhibit 10.2

DITECH NETWORKS, INC.

2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Ditech Networks, Inc. (the “Company”) hereby awards to Participant the number of restricted stock units specified and on the terms set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2006 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement shall have the meanings set forth in the Plan or the Award Agreement.  Except as explicitly provided herein or in the Award Agreement, in the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:
Consideration:	Participant’s Services

Vesting Schedule:                                                                                                                                           .

Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.

Issuance Schedule:               One share of Common Stock will be issued for each restricted stock unit which vests on an applicable vesting date, subject to the provisions of Section 3 of the Award Agreement.

Dividends:                                                               Participant shall receive dividend equivalent rights in respect of the restricted stock units covered by this Award, subject to the provisions of Section 4 of the Award Agreement.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement, the Plan prospectus, ,the Plan and the Company’s Insider Trading Policy.  Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject, with the exception of: (i) if applicable to Participant, (A) the terms of any written offer letter or employment agreement entered into between the Company and Participant that specifically provides for accelerated vesting of compensatory equity awards and (B) the Company’s change of control severance plan, or (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.  By accepting this Award, you consent to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

DITECH NETWORKS, INC.	PARTICIPANT:

By:
Signature	Signature

Title:	Date:

Date:

ATTACHMENTS:                Award Agreement, 2006 Equity Incentive Plan

DITECH NETWORKS, INC.

2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), Ditech Networks, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award pursuant to Section 7(c) of the Company’s 2006 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units as indicated in the Grant Notice (collectively, the “Award”).  Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.  Except as otherwise explicitly provided herein, in the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.             NUMBER OF RESTRICTED STOCK UNITS AND SHARES OF COMMON STOCK.  The number of Restricted Stock Units in your Award is set forth in the Grant Notice.

(a)           The number of Restricted Stock Units subject to your Award may be adjusted from time to time for capitalization adjustments as described in Section 11(a) of the Plan.

(b)           Any additional Restricted Stock Units, cash or other property that become subject to the Award pursuant to this Section 1 or Section 4 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your Award.

(c)           Notwithstanding the provisions of this Agreement, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 1 or Section 4.  The Board shall, in its discretion, determine an equivalent benefit for any fractional shares that might be created by the adjustments referred to in this Agreement.

2.             VESTING.  Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.  Any Restricted Stock Units and Dividend Equivalent Rights (defined below) that have not yet vested shall be forfeited upon the termination of your Continuous Service.

3.             DISTRIBUTION OF SHARES OF COMMON STOCK.

(a)           Subject to the provisions of this Agreement and the Plan, in the event one or more Restricted Stock Units vests, the Company shall deliver to you one (1) share of Common Stock for each Restricted Stock Unit that vests.  Except as set forth below, the delivery to you of the appropriate number of vested shares of Common Stock shall be made on the applicable vesting date (the “Issuance Date”).  If the Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(b)           Notwithstanding the foregoing, if (i) the Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market, and (ii) the Company elects, prior to the Issuance Date, (1) not to satisfy the tax withholding obligations described in Section 11 by withholding shares of Common Stock from the shares otherwise due, on the Issuance Date, to you under this Agreement, and (2) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including but not limited to a commitment under a previously established Company-approved 10b5-1 trading plan), then such shares shall not be delivered on such Issuance Date and shall instead be delivered on the first business day of the next occurring open window period applicable to you or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Issuance Date occurs (that is, the last day of your taxable year in which the Issuance Date occurs), or, if permitted in a manner that complies with Treasury Regulation Section 1.409A-1(b)(4), in no event later than the date that is the 15th day of the third calendar month of the year following the year in which the shares of Common Stock under this Agreement are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulation Section 1.409A-1(d).

(c)           To the extent the terms of your Award (or another written agreement between you and the Company) provides that it will be settled upon a termination of employment or separation from service (as such term is defined in Code Section 409A(a)(2)(A)(i), and without regard to any alternative definition, a “Separation from Service”), such severance benefit does not satisfy the requirements for an exemption from application of Code Section 409A, and you are subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, then the shares of Common Stock otherwise issuable on the Issuance Date shall not be issued before the date that is six (6) months following the date of your Separation From Service, or, if earlier, the date of your death that occurs within such six month period.

(d)           Each installment of Restricted Stock Units that vests hereunder is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

4.             DIVIDEND EQUIVALENT RIGHTS.  You shall receive dividend equivalent rights in respect of the Restricted Stock Units covered by this Award at the time of any payment of a dividend or other distribution on a share of Common Stock, where such dividend has a record date between the Date of Grant indicated on your Grant Notice and the date the corresponding shares are issued in respect of your vested Restricted Stock Units (the “Dividend Equivalent Rights”).  In the case of a cash dividend (or dividend of property other than shares of Common Stock) paid on shares of the Company’s Common Stock, the Restricted Stock Units will be credited with Dividend Equivalent Rights by multiplying the dividend paid per share by the number of Restricted Stock Units (including previously credited Dividend Units) outstanding and unpaid on the date the dividend is declared.  In the case of a stock dividend, you will automatically be granted a corresponding number of additional Restricted Stock Units subject to the Award (the “Dividend Units”).  The Dividend Equivalent Rights shall be subject to the same forfeiture restrictions and restrictions on transferability, and the same timing requirements for issuance of shares, as apply to the Restricted Stock Units subject to the Award with respect to which the Dividend Equivalent Rights relate, and shall be paid at the same time that the corresponding shares are issued in respect of your vested Restricted Stock Units.

5.             PAYMENT BY YOU.  This Award was granted in consideration of your services to the Company.  Subject to Section 11 below, except as otherwise provided in the Grant Notice or under applicable law, you will not be required to make any payment to the Company (other than your past and future services with the Company) with respect to your receipt of the Award, vesting of the Restricted Stock Units, or the delivery of the shares of Common Stock underlying the Restricted Stock Units.

6.             SECURITIES LAW COMPLIANCE.  You may not be issued any Common Stock under your Award unless the shares of Common Stock are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7.             RESTRICTIVE LEGENDS.  The Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

8.             TRANSFER RESTRICTIONS.  Your Award is not transferable, except by will or by the laws of descent and distribution.  Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in respect of your Award.  For example, you may not use shares that may be issued in respect of your Award as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock pursuant to this Agreement.  In the event of divorce, you are encouraged to discuss the proposed treatment of the Restricted Stock Units with the Company prior to finalizing any domestic relations order.

9.             AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service.  In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

10.          UNSECURED OBLIGATION.  Your Award is unfunded, and even as to any Restricted Stock Units which vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement.  You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you pursuant to Section 2 of this Agreement.  Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

11.          WITHHOLDING OBLIGATIONS.

(a)           On or before the time you receive a distribution pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock or cash Dividend Equivalent Right issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”).  Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b)           Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

(c)           In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

12.          NOTICES.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  By accepting this Award you consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.          HEADINGS.  The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

14.          AMENDMENT.  This Agreement may be amended only by a writing executed by a duly authorized representative of the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

15.          MISCELLANEOUS.

(a)           The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)           All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(c)           You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(d)           You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(e)           This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.          GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 3 of this Agreement shall govern the timing of any distribution of Common Stock under your Award.  No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.  In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd—Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

17.          COMPLETE AGREEMENT.  You hereby acknowledge that as of the date of grant of your Award, the Grant Notice, this Agreement, and the Plan set forth the entire understanding between you and the Company regarding the acquisition of Common Stock pursuant to this Award, and supersede all prior oral and written agreements on this subject with the exception of stock awards previously granted and delivered to you under the Plan.

18.          EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

19.          CHOICE OF LAW.  The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

20.          SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

21.          OTHER DOCUMENTS.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act.

* * * * *

This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Stock Unit Grant Notice to which it is attached.